EXHIBIT 17.1
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   RESIGNATION OF INITIAL DIRECTOR, OFFICER OR AGENT OF:
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                  INFINEX VENTURES, INC.
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I, Dwight Alan Teegardin, do hereby resign as initial
director, officer or agent for
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INFINEX VENTURES, INC.
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The purpose of acting as director, officer or agent was far the purposes of incorporation only.
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This resignation is effective as of the date set forth
below.
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/s/ DWIGHT ALAN TEEGARDIN                      12/30/98
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Dwight Alan Teegardin Date